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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-67882) of our report dated January 31, 2001 relating to the financial statements and financial statement schedules, which appears in the Annual Report on Form 10-K of Storage USA, Inc. (the "Company") for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/      PricewaterhouseCoopers LLP



Memphis, Tennessee
October 15, 2001